This Document Prepared By and After Recording Return to:
Beth S. Rubin Riemer & Braunstein LLP 71 South Wacker Drive, Suite 3515 Chicago, Illinois 60606 Address of Property:
98 Doctors Drive Sylva, North Carolina

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
by
G&E HC REIT II SYLVA MOB, LLC,
a Delaware limited liability company,
as Grantor,
to Blanco Tackabery & Matamoros, PA, as Trustee for the benefit of
BANK OF AMERICA, N.A.,
a national banking association,
as Administrative Agent

This Document Serves as a Fixture Filing under Section NCGS 25-9-502 of the North Carolina Uniform Commercial Code

Grantor’s Organizational Identification Number is 4889339

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

This Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (this “Deed of Trust”), is made as of the 15th day of November, 2010 by G&E HC REIT II SYLVA MOB, LLC, a Delaware limited liability company (“Grantor”), whose address is c/o Grubb & Ellis Equity Advisors, LLC, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Danny Prosky, to Blanco Tackabery & Matamoros, PA, with an address at P.O. Drawer 25008, Winston-Salem, NC 27114 (“Trustee”) for the benefit of BANK OF AMERICA, N.A., a national banking association with an address at 135 South LaSalle Street, 12th Floor, Chicago, Illinois 60603, Attention: Michelle Herrick, as administrative agent (“Administrative Agent”) under a Credit Agreement dated July 19, 2010 among Borrower (as defined below), Bank of America, N.A., and the other lending institutions which become parties to the Credit Agreement (Bank of America, N.A. and the other lending institutions which become parties to the Credit Agreement are collectively referred to as “Lenders” and individually as “Lender”).

Recitals

Grantor has requested that Administrative Agent and Lenders make the Loan (as hereinafter defined) to Grantor and Grubb & Ellis Healthcare REIT II Holdings LP, a Delaware limited partnership (together with each other party which becomes a borrower under the Credit Agreement, each of whom with Grantor are referred to herein individually and collectively as "Borrower”). As a condition precedent to making the Loan, Administrative Agent has required that Grantor execute and deliver this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Trustee for the benefit of Administrative Agent.

Grants and Agreements

Now, therefore, in order to induce Administrative Agent and Lenders to make the Loan to Borrower, Grantor agrees as follows:

Article I
Definitions.

As used in this Deed of Trust, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

"365(h) Election” shall mean the right of Grantor to treat the Ground Lease as terminated pursuant to Section 365(h)(1)(A)(i) of the Bankruptcy Code or retain Grantor’s rights under the Ground Lease pursuant to Section 365(h)(1)(A)(ii) of the Bankruptcy Code and all such other rights, powers, and privileges granted to a lessee pursuant to Section 365(h) of the Bankruptcy Code, together with all such other similar rights, powers and privileges granted to a lessee under any other Debtor Relief Law.

"Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

"Accounts” means all accounts of Grantor within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

"Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

"Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

"Beneficiary” means Administrative Agent, on behalf of itself and certain other Lenders, and its successors and assigns.

"Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

"Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

"Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

"Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed.

"Credit Agreement” means the Credit Agreement dated July 19, 2010 among Borrower, Administrative Agent and Lenders which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Debtor Relief Laws” means the Bankruptcy Code or any other federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

"Deed of Trust” means this Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Deed of Trust.

"Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.

"Encumbrance” means any Lien, easement, right of way, roadway (public or private), condition, covenant or restriction, Lease or other matter of any nature that would affect title to the Property.

"Environmental Agreement” means the Environmental Indemnity Agreement of dated July 19, 2010 by and among Borrower, Guarantor and Administrative Agent pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

"Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

"Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary or Trustee in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

"Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

"Grantor” means G&E HC REIT II Sylva MOB, LLC, a Delaware limited liability company.

"Ground Lease” means that certain Ground Lease dated as of June 11, 2009 between Ground Lessor and CDP-Sylva, LLC (“Original Tenant”), as amended by that certain First Amendment to Ground Lease dated as of June 30, 2009, that certain Letter Agreement dated July 16, 2009 and that certain Second Amendment to Ground Lease dated as of November 15, 2010, a memorandum of which was recorded in the Official Records of Jackson County, North Carolina on June 5, 2009 at Book 1804, Page 388, which Ground Lease was assigned by Original Tenant to Grantor pursuant to that certain Assignment and Assumption of Ground Lease dated November 15, 2010, and recorded on      in Book       , Page       , Official Records, Jackson County, North Carolina.

"Ground Lessor” means Harris Regional Hospital, Inc., a North Carolina non-profit corporation, its succors and/or assigns.

"Guarantor” means Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation, and its personal representatives, successors and assigns.

"Guaranty” means the Guaranty Agreement dated July 19, 2010 executed by Guarantor to Administrative Agent for the benefit of Lenders, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

"Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to Grantor or Ground Lessor, as applicable, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Grantor or Ground Lessor, as applicable, (c) any liquidation, dissolution, reorganization or winding up of Grantor or Ground Lessor, as applicable, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Grantor or Ground Lessor, as applicable.

"Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

"Land” means the real property described in Exhibit A attached hereto and made a part hereof.

"Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

"Lease Damage Claims” means all of Grantor’s claims and rights to payment of damages and other rights and remedies that may arise from (a) Ground Lessor’s failure to perform under the Ground Lease, (b) rejection or disaffirmance of the Ground Lease under any Debtor Relief Law or in connection with any Insolvency Proceeding involving Ground Lessor, (c) violation or breach by Ground Lessor under the Ground Lease, or (d) Ground Lessor’s sale of Property pursuant to Section 363 of the Bankruptcy Code or similar provisions of any other Debtor Relief Law and all damages and other sums payable with respect to or pursuant to any of the foregoing.

"Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, excluding the Ground Lease, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder. All Leases shall be in compliance with terms and provisions of the Credit Agreement.

"Lessee Bankruptcy Rights” means all of Grantor’s rights, remedies, powers, and privileges arising at any time under, in, or in connection with or related to any Insolvency Proceeding affecting Ground Lessor, including Grantor’s right (a) to object to Ground Lessor’s sale of the Property under any Debtor Relief Law, including Bankruptcy Code Section 363, and (b) to make the 365(h) Election, and any other comparable right under any other Debtor Relief Laws and all claims, suits, actions, proceedings, rights, remedies and privileges related thereto or arising therefrom, including Grantor’s right to claim any offset against rent and other charges and the right to file and prosecute any proofs of claim, complaints, motions, applications, objections, notices and any other document in any case relating to Ground Lessor under any Debtor Relief Laws, any and all adequate protection or other value received by or to which Grantor is entitled to in connection with any sale of the “Property” in connection with any Insolvency Proceeding involving Ground Lessor.

"Letter of Credit” means any letter of credit for the account of Grantor or its nominee in connection with the development of the Land or the construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

"Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

"Loan” means the loan from Lenders to Borrower, the repayment obligations in connection with which are evidenced by the Note and the Credit Agreement.

"Loan Documents” means this Deed of Trust, each Note, the Guaranty, the Environmental Agreement, the Credit Agreement, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Grantor, Borrower, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Note” means, singly or collectively, those certain Promissory Notes, each dated July 19, 2010 made by Borrower and payable, respectively, to the order of each Lender in the principal face amount of that Lender’s Commitment, such Promissory Notes being in the aggregate original principal amount of Twenty Five Million and No/100 Dollars ($25,000,000.00), bearing interest as provided in the Credit Agreement, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of this Deed of Trust.

"Obligations” means all present and future debts, liabilities, obligations, covenants and duties of Borrower to Beneficiary and Lenders and/or Trustee arising pursuant to, and/or on account of, the provisions of this Deed of Trust, the Note, the Credit Agreement or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Deed of Trust or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Borrower under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Grantor and/or Borrower are required to perform, observe or comply with pursuant to this Deed of Trust or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust.

"Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Beneficiary and insuring Lenders’ interest in the Property which are acceptable to Beneficiary as of the date hereof, (b) the Liens and interests of this Deed of Trust, and (c) any other Encumbrance that Beneficiary shall expressly approve in its sole and absolute discretion, as evidenced by a “marked-up” commitment for title insurance initialed on behalf of Beneficiary or by a subsequent endorsement to any title insurance policy issued to Beneficiary and insuring Administrative Agent’s and Lenders’ interest in the Property.

"Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

"Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Grantor (or any Borrower) now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Deed of Trust, and Beneficiary shall have no responsibility for the performance of Grantor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Grantor’s and Borrower’s rights and interests under all Swap Contracts, including all rights to the payment of money from Beneficiary under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (f) all insurance policies held by Grantor with respect to the Property or Grantor’s operation thereof; (g) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Grantor (or any Borrower) with Beneficiary related to the Property, including any such deposit account from which Grantor may from time to time authorize Beneficiary to debit and/or credit payments due with respect to the Loan; and (h) all sums at any time on deposit for the benefit of Grantor (or any Borrower) or held by Beneficiary (whether deposited by or on behalf of Grantor or anyone else) pursuant to any of the provisions of this Deed of Trust or the other Loan Documents together with all Additions to and Proceeds of all of the foregoing.

"Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

"Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Grantor’s right, title and interest in and to all Design and Construction Contracts, all Contracts of Sale and all Refinancing Commitments.

"Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

"Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Grantor and belonging or appertaining to the Land or Improvements; (b) all right, title and interest of Grantor in all development rights appurtenant to the Land or Improvements, including, but not limited to, any oil, gas and other mineral rights; (c) all Claims whatsoever of Grantor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (d) all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; (e) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing; and (f) the leasehold estate under the Ground Lease, including, without limitation, (i) all Lessor Bankruptcy Rights, and (ii) all Lease Damage Claims, this Deed of Trust constituting a present, irrevocable and unconditional assignment of Lease Damage Claims which shall continue in effect until the Obligations have been satisfied.

"Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.

"Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

"State” means the state in which the Land is located.

"Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty and Borrower (or any Affiliate [as defined in the Credit Agreement]), together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

"Swap Counterparty” means Lender or an Affiliate of Lender, in its capacity as counterparty under any Swap Contract.

"Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or anytime after the date hereof between Swap Counterparty and Grantor (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by this Deed of Trust (and any other Mortgage [as such term is defined in the Credit Agreement]) in connection with the Loan.

"Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Grantor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

"Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

"Trustee” means Blanco Tackabery & Matamoros, PA, or its successor in trust who may be acting under and pursuant to this Deed of Trust from time to time.

"UCC” or “Uniform Commercial Code” means the North Carolina Uniform Commerce Code, as amended from time to time.

Article II
Granting Clauses; Condition of Grant.

Section 2.1 Conveyances and Security Interests.

In consideration of the provisions of this Deed of Trust and the sum of TEN DOLLARS ($10.00) cash in hand paid and other good and valuable consideration the receipt and sufficiency of which are acknowledged by Grantor, in order to secure the prompt payment and performance of the Obligations, Grantor hereby (a) irrevocably and unconditionally GRANTS, CONVEYS, TRANSFERS AND, ASSIGNS to Trustee, in trust, for the benefit of Beneficiary, with power of sale and right of entry and possession, all of Grantor’s estate, right, title and interest now or hereafter acquired, in and to the Real Property, with all rights, appurtenances, and privileges thereunto belonging, for the use and benefit of Beneficiary, Beneficiary’s successors and assigns; (b) grants to Beneficiary a security interest in all of Grantor’s right, title and interest in and to the Ground Lease, including any options to purchase, extend or renew provided for in the Ground Lease and any nondisturbance, attornment and recognition agreement benefiting Grantor with respect to the Ground Lease, together with all credits, deposits, privileges, rights, estates, title and interest of Grantor as tenant under the Ground Lease (including all rights of Grantor to treat the Ground Lease as terminated pursuant to a 365(h) Election, or any other Debtor Relief Law, together with all rights, remedies and privileges related thereto), and all books and records that contain records of payments of rent or security made under the Ground Lease and all of Grantor’s claims and rights to the payment of any Lease Damage Claim; (c) grants to Beneficiary a security interest in the Personalty; (d) assigns to Beneficiary, and grants to Beneficiary a security interest in, all Condemnation Awards and all Insurance Proceeds; (e) assigns to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor’s right, title and interest in, but not any of Grantor’s obligations or liabilities under, all Swap Contracts, Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments, and all Letters of Credit; and (f) assigns to Beneficiary, and grants to Beneficiary a security interest in, all Accounts arising from or related to any transactions related to the Premises (including but not limited to Grantor’s rights in tenants’ security deposits, deposits with respect to utility services to the Premises, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents), and any account or deposit account from which Grantor may from time to time authorize Beneficiary to debit and/or credit payments due with respect to the Loan or any Swap Contract, all rights to the payment of money from Beneficiary under any Swap Contract, and all accounts, deposit accounts and general intangibles including payment intangibles, described in any Swap Contract. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Credit Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time. This Deed of Trust secures all present and future advances and/or future obligations that may from time to time be made or incurred by Borrower under the Loan Documents (including without limitation under this Deed of Trust), and all other sums from time to time owing to Lenders by Borrower under the Loan Documents (including without limitation any existing Obligations incurred or any advances made at or prior to the filing of this Deed of Trust of record in the real estate records of the county where the Property is situated). The present amount of obligations be secured by this Deed of Trust is Twenty Five Million and No/100 Dollars ($25,000,000.00), and the maximum principal amount, including present and future obligations, that may be secured by this Deed of Trust at any one time is Twenty Five Million and No/100 Dollars ($25,000,000.00). The time period within which any future advances may be made and future obligations may be incurred is the period between the date hereof and the date fifteen (15) years from the date hereof.

Section 2.2 Absolute Assignment of Leases and Rents.

In consideration of the making of the Loan by Lenders to Borrower, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor absolutely and unconditionally assigns the Leases and Rents to Beneficiary for the benefit of Lenders. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Grantor to Beneficiary of all of Grantor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as Grantor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Grantor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default or a default by Grantor under the Leases) to collect, but not prior to accrual, all Rents. Grantor agrees to collect and hold all Rents in trust for Beneficiary and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose.

Section 2.3 Security Agreement and Financing Statement.

This Deed of Trust (a) creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from Grantor to Beneficiary under the Uniform Commercial Code of the State, and (b) creates a security interest in favor of Beneficiary for all sums at any time on deposit for the benefit of Grantor or held by Beneficiary (whether deposited by or on behalf of Grantor or anyone else) pursuant to any of the provisions of this Deed of Trust or the other Loan Documents. In addition to all of its other rights under this Deed of Trust and otherwise, Beneficiary shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Deed of Trust shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Grantor and Beneficiary are set forth in the Preamble to this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or any other financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section. Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Beneficiary to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust. The foregoing authorization includes Grantor’s irrevocable authorization for Beneficiary at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (i) as “all assets” of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or with greater detail.

Section 2.4 Fixture Financing Statement.

From the date of its recording, this Deed of Trust shall be effective as a fixture financing statement within the purview of the Uniform Commercial Code with respect to the Real Property and the goods described herein, which goods are or are to become fixtures related to the Real Property (collectively, with the Personalty and other items described in Section 2.3 above, referred to herein as the “Collateral”). The addresses of Grantor (Debtor) and Beneficiary (Secured Party) are set forth in the Preamble to this Deed of Trust. This Deed of Trust is to be filed for recording with the Recorder of Deeds of the county or the counties where the Property is located. Grantor hereby appoints Beneficiary as its attorney-in-fact to execute and file on its behalf any financing statements, continuation statements or other statements in connection therewith which Beneficiary deems necessary or reasonably advisable to preserve and maintain the priority of the lien hereof, or to extend the effectiveness thereof, under the Uniform Commercial Code or any other laws which may hereafter become applicable. This power, being coupled with an interest, shall be irrevocable so long as any part of the Obligations remains unpaid. Grantor shall pay to Beneficiary, from time to time, upon demand, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such statements including, without limitation, reasonable attorneys’ fees and all disbursements and such amounts shall be part of the Obligations secured by this Deed of Trust.

Section 2.5 Release of Deed of Trust and Termination of Assignments and Financing Statements.

If and when Borrower has paid and performed all of the Obligations, and no further advances are to be made under the Credit Agreement, Trustee, upon request by Beneficiary will provide a release of the Property from the lien of this Deed of Trust and termination statements for filed financing statements, if any, to Grantor. Grantor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.

Article III
Representations and Warranties.

Grantor makes the following representations and warranties to Beneficiary and Lenders:
Section 3.1	Title to Real Property.

Grantor (a) owns good and marketable leasehold title to the Real Property, (b) owns all of the beneficial and equitable leasehold interest in and to the Real Property, and (c) is lawfully seized and possessed of the leasehold interest in and to the Real Property. Grantor has the right and authority to convey the leasehold interest in and to the Real Property and does hereby convey the leasehold interest in and to the Real Property with general warranty. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

Section 3.2 Title to Other Property.

Grantor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3 Property Assessments.

The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4 Independence of the Real Property.

Except as set forth in any Permitted Encumbrance, no buildings or other improvements on property not covered by this Deed of Trust rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Deed of Trust or any interest therein to fulfill any requirement of any Governmental Authority. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5 Existing Improvements.

The existing Improvements, if any, were, to the best of Grantor’s knowledge, constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.

Section 3.6 Leases and Tenants.

The Leases are valid and are in full force and effect, and are in strict compliance with the requirements set forth in the Credit Agreement. Grantor is not in default under any of the terms thereof. Except as expressly permitted in the Credit Agreement, Grantor has not accepted any Rents in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Grantor has title to and the right to assign the Leases and Rents to Beneficiary, and no other assignment of the Leases or Rents has been granted. To the best of Grantor’s knowledge and belief, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Section 3.7 Specific Representations, Warranties and Covenants Regarding Ground Lease.

In addition to Grantor’s representations, warranties and covenants elsewhere contained herein, and without limitation of same, Grantor specifically represents, warrants, covenants and agrees as follows as to the Ground Lease:

(a) Rent. Grantor will promptly pay, when due and payable, the rent and all other sums and charges mentioned in and made payable by Grantor under the Ground Lease.

(b) Compliance. Grantor will promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by Grantor as tenant under the Ground Lease, within the periods provided in the Ground Lease, and will do all things necessary to preserve and to keep unimpaired its rights under the Ground Lease.

(c) Acquisition of Fee. Grantor shall not acquire the fee interest in the Land without the prior written approval of the Beneficiary. In the event Grantor acquires fee title to the Land, such interest shall be deemed to be subject to and covered by this Deed of Trust, and in confirmation thereof, Grantor shall promptly execute, acknowledge and deliver such instruments, documents and agreements as may be reasonably required by Beneficiary to affirm, and perfect Beneficiary’s interest in such Property, including without limitation, a Deed of Trust or deed of trust to confirm Grantor’s right, title and interest in and to the fee title of Grantor to the Land.

(d) Lessor’s Default. Grantor shall promptly notify Beneficiary in writing of any default by Ground Lessor in the performance or observance of any of the material terms, covenants or conditions on the part of Ground Lessor to be performed or observed under the Ground Lease. Further, Grantor, promptly upon learning that Ground Lessor has failed to perform the material terms and provisions under the Ground Lease (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Ground Lease pursuant to any Debtor Relief Law), shall notify Beneficiary of any such failure to perform.

(e) Grantor’s Default. Grantor shall (i) promptly notify Beneficiary in writing of the receipt by Grantor of any written notice from Ground Lessor of any default by Grantor in the performance or observance of any of the terms, covenants, or conditions on the part of Grantor to be performed or observed under the Ground Lease; (ii) promptly notify Beneficiary in writing of the receipt by Grantor of any written notice from Ground Lessor of termination of the Ground Lease pursuant to the provisions of the Ground Lease, and (iii) promptly cause a copy of each such notice described above received by Grantor from Ground Lessor under the Ground Lease to be delivered to Beneficiary.

(f) Estoppel Certificates. After the date hereof, Grantor will, within the time period for delivery of estoppels set forth in the Ground Lease and subject to the limitations therein on the frequency of which they can be requested, after written demand from Beneficiary, use commercially reasonable efforts to obtain from Ground Lessor and deliver to Beneficiary an estoppel certificate in form and substance reasonably satisfactory to Beneficiary stating that the Ground Lease is in full force and effect, is unmodified, that no notice of termination thereon has been served on Grantor or Ground Lessor, as the case may be, stating the date to which the rent has been paid, stating whether there are any defaults thereunder and specifying the nature of such defaults.

(g) Proof of Payment. Grantor will furnish Beneficiary within fifteen (15) days of the request therefor, proof of payment of all items which are required to be paid by Grantor pursuant to the Ground Lease.

(h) Waiver, Modification of Amendment; No Subordination. Grantor shall not consent to any waiver or modification, amendment or cancellation of any provision of the Ground Lease without the prior written consent of Beneficiary. Grantor shall not consent to the subordination of the Ground Lease to any Deed of Trust or deed of trust of the fee interest of Ground Lessor in the Land without the prior written consent of the Beneficiary.

(i) Cure of Default. Grantor shall execute and deliver, on request of Beneficiary, such instruments as Beneficiary may reasonably request and deem useful or required to permit Beneficiary to cure any default under the Ground Lease or permit Beneficiary to take such other action as Beneficiary reasonably considers desirable to cure or remedy the matter in default and preserve the interest of Beneficiary in the Property to the extent that Grantor shall not be diligently pursing such cure.

(j) Authority to Act on Behalf of Grantor. During an Event of Default hereunder, Grantor hereby authorizes Beneficiary to pay any and all rental payments or similar sums to be paid by Grantor payment of which is then due under the Ground Lease, with interest and penalties thereon if charged by Ground Lessor under the Ground Lease; and to incur and pay all sums reasonably necessary to protect Beneficiary’s rights hereunder and under the Ground Lease. Such sums shall be included in the amount due and owing pursuant to the Credit Agreement and shall accrue interest at the rate provided for therein.

(k) Present Possession of Leasehold. The interest of the tenant under the Ground Lease is presently vested in Grantor.

(l) No Existing Default. To the best of Grantor’s knowledge, there is no existing default (or occurrence which with the lapse of time would constitute a default) or grounds for default under the provisions of the Ground Lease or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of Grantor or Ground Lessor thereof to be kept, performed and observed under the Ground Lease.

(m) Early Termination of Ground Lease. If the Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provision of the Ground Lease or otherwise, Beneficiary or its designee shall acquire from Ground Lessor thereunder, another lease of the Property, Grantor shall have no right, title or interest in or to such other lease or the leasehold estate created thereby.

Section 3.8 Treatment of Ground Lease in Bankruptcy of Ground Lessor.

(a) Rejection or Affirmation of Ground Lease. If Ground Lessor rejects the Ground Lease pursuant to Section 365 of the Bankruptcy Code, then Grantor shall not exercise a 365(h) Election in favor of terminating the Ground Lease without the prior written consent of Beneficiary. To the extent permitted by law, Grantor shall not suffer, permit or consent to the termination of any Ground Lease pursuant to the Debtor Relief Law without Beneficiary’s prior written consent. Grantor acknowledges that because the Ground Lease is a primary element of Beneficiary’s security for the Obligations secured hereunder, it is not anticipated that Beneficiary would consent to termination of any Ground Lease. If Grantor (or Beneficiary as assignee from Grantor of any 365(h) Election) makes any 365(h) Election in violation of this Deed of Trust, then such 365(h) Election shall be void and of no force or effect.

(b) 365(h) Election. To the extent permitted by law, Grantor hereby assigns to Beneficiary the 365(h) Election until the Obligations secured hereunder have been satisfied in full. Grantor acknowledges and agrees that the foregoing assignment of the 365(h) Election is one of the rights that Beneficiary, subject to the terms herein, may use at any time to protect and preserve Beneficiary’s other rights and interests under this Deed of Trust. Grantor further acknowledges that exercise of the 365(h) Election by Grantor in favor of terminating the Ground Lease without Beneficiary’s prior consent would constitute waste prohibited by this Deed of Trust. Notwithstanding anything to the contrary in this Section 3.8, prior to an Event of Default, Beneficiary shall not exercise the 365(h) Election in favor of terminating the Ground Lease without Grantor’s consent. Grantor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Grantor under the Ground Lease, and is not a property interest that Grantor can separate from the Ground Lease as to which it arises. Therefore, Grantor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under the Ground Lease shall not be deemed to constitute Beneficiary’s taking or sale of the Land (or any element thereof) and shall not entitle Grantor to any credit against the Obligations secured hereunder or otherwise impair Beneficiary’s remedies.

(c) Lien on Occupancy Rights. Grantor acknowledges that if the 365(h) Election is exercised in favor of Grantor’s remaining in possession under the Ground Lease, then Grantor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Property and shall be subject to the lien of this Deed of Trust.

(d) Rejection of Lease by Lessor. If Ground Lessor rejects or disaffirms any Ground Lease or purports or seeks to disaffirm such Ground Lease pursuant to any Debtor Relief Law, then:

(i) To the fullest extent not prohibited by applicable law, Grantor shall remain in possession subject to any Leases of the Property demised under the Ground Lease and shall perform all acts reasonably necessary for Grantor to remain in such possession for the unexpired term of the Ground Lease (including all renewals), whether the then existing terms and provisions of the Ground Lease require such acts or otherwise; and

(ii) All the terms and provisions of this Deed of Trust and the lien created by this Deed of Trust shall remain in full force and effect and shall extend automatically to all of Grantor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Grantor’s rights to remain in possession of the Property.

(e) Setoff by Grantor. If pursuant to Section 365(h)(1)(B) of the Bankruptcy Code or any other similar Debtor Relief Law, Grantor seeks to setoff against any rent under the Ground Lease the amount of any Lease Damage Claim, then Grantor shall notify Beneficiary of its intent to do so at least twenty (20) days before effecting such setoff. Such Notice shall set forth the amounts proposed to be so setoff and the basis for such setoff. If Beneficiary reasonably objects to all or any part of such setoff, then Grantor shall not effect any setoff of the amounts to which Beneficiary reasonably objects. If Beneficiary approves such setoff, then Grantor may affect such setoff as set forth in Grantor’s setoff notice. Neither Beneficiary’s failure to object, nor any objection or other communication between Beneficiary and Grantor that relates to such offset, shall constitute Beneficiary’s approval of any such offset. Grantor shall indemnify Beneficiary against any offset against the rent reserved in any Lease.

(f) Ground Lessor’s Sale of Land. In connection with any Insolvency Proceeding of Ground Lessor, Grantor, after receipt of notice that Ground Lessor intends to conduct a sale of the Property, shall promptly notify Beneficiary of such intention and, to the fullest extent not prohibited by applicable law, Grantor shall timely file any and all objections, pleadings and notices contesting and objecting to Ground Lessor’s intention to sell the Property, whether such sale is pursuant to Section 363 of the Bankruptcy Code or any other Debtor Relief Law.

(g) Notice of Bankruptcy. Grantor, upon learning of any Insolvency Proceeding of Ground Lessor, shall immediately notify Beneficiary of such Insolvency Proceeding, including using good faith efforts to provide all relevant information pertaining thereto, including jurisdiction, case number, and relevant case information. Grantor, upon learning of any actions by Ground Lessor to sell, encumber or otherwise effect the Property, or terminate, reject or assign the Ground Lease, shall promptly notify Beneficiary, including using commercially reasonable efforts to provide Beneficiary with copies of any and all notices and pleadings filed in connection with the foregoing.

Article IV
Affirmative Covenants.

Section 4.1 Obligations.

Grantor agrees to promptly pay and perform, or cause Borrower to pay and perform, all of the Obligations, time being of the essence in each case.

Section 4.2 Property Assessments; Documentary Taxes.

Grantor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Beneficiary, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Grantor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Deed of Trust or any of the other Loan Documents.

Section 4.3 Permitted Contests.

Grantor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Grantor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) none of Beneficiary, Lenders or Trustee are subjected to any Claim as a result of such contest, and (d) Grantor provides assurances satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Grantor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Grantor shall indemnify and save Beneficiary and Trustee harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Grantor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4 Compliance with Laws.

Grantor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 4.5 Maintenance and Repair of the Property.

Grantor, at Grantor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected or installed.

Section 4.6 Additions to Security.

All right, title and interest of Grantor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further deed of trust, conveyance, assignment or other act by Grantor, become subject to the Lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof. Grantor agrees, however, to execute and deliver to Beneficiary and/or Trustee such further documents as may be required by the terms of the Credit Agreement and the other Loan Documents.

Section 4.7 Subrogation.

To the extent permitted by Law, Beneficiary shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary to pay or discharge any Lien.

Section 4.8 Leases.

(a) Except as expressly permitted in the Credit Agreement, Grantor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Beneficiary.

(b) Neither Beneficiary nor Trustee shall be obligated to perform or discharge any obligation of Grantor under any Lease. The assignment of Leases provided for in this Deed of Trust in no manner places on Beneficiary or Trustee any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c) No approval of any Lease by Beneficiary shall be for any purpose other than to protect Beneficiary’s security and to preserve Beneficiary’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Section 4.9 Insurance.

Grantor will at all times keep the Property insured in the manner and to the extent required in the Credit Agreement. In addition, if the area where the Property is located is now or in the future designated as a special flood hazard area pursuant to the Flood Disaster Protection Act of 1973 (as amended), and if the community where the Property is located is participating in the National Flood Insurance Program, Grantor will obtain and continuously maintain a National Flood Insurance Program Standard Flood Insurance Policy or equivalent covering the Property. Beneficiary may, from time to time, require such additional insurance as Beneficiary may determine is reasonably necessary to protect Beneficiary’s Lien hereunder or to assure repayment of all the Obligations.

Section 4.10 Insurance/Condemnation Proceeds.

All Insurance/Condemnation Awards will be paid to Beneficiary for application to the Obligations in the manner and to the extent provided in the Credit Agreement.

Section 4.11 Beneficiary’s Right to Cause Performance of Covenants.

If Grantor fails to maintain any insurance and pay the premiums for insurance as required in this Article, to pay all taxes, penalties, assessments, charges, and claims as required in this Article, or to repair and maintain any of the Property as required in this Article, or if Grantor fails to keep or perform any of Grantor’s other covenants herein, Beneficiary may obtain such insurance, cause such repairs and maintenance to be made, pay such taxes, penalties, assessments, charges, or claims, or cause such other covenants to be performed. Grantor will pay to Beneficiary on demand all amounts paid by Beneficiary for the foregoing and the amount of all expenses incurred by Beneficiary in connection therewith, together with interest thereon from the date when incurred. Such amounts and interest are secured by this Deed of Trust, which creates a Lien in the Property prior to any right, title, interest, lien, or claim in or upon the Property subordinate to the Lien of this Deed of Trust. Any such payments by Beneficiary will not be deemed a waiver of any Default or Event of Default. Beneficiary is not obligated to exercise Beneficiary’s rights under this Section and is not liable to Grantor for any failure to do so.

Article V
Negative Covenants.

Section 5.1 Encumbrances.

Grantor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Grantor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Beneficiary’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Beneficiary in its sole and absolute discretion, Grantor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Grantor does so diligently and without prejudice to Beneficiary or delay in completing construction of the Improvements. Grantor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 5.2 Transfer of the Property.

Grantor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Deed of Trust). A Change of Control (as such term is defined in the Credit Agreement) shall be deemed to be a prohibited Transfer of the Property.

Section 5.3 Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence and to the extent required to comply with the terms of the Ground Lease, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Beneficiary. Grantor may remove and dispose of, free from the Lien of this Deed of Trust, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Grantor shall be deemed to have subjected such Accessories to the Lien of this Deed of Trust), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan.

Section 5.4 Additional Improvements.

Grantor will not construct any Improvements other than those presently on the Land and those described in the Credit Agreement without the prior written consent of Beneficiary. Grantor will complete and pay for, within a reasonable time, any Improvements which Grantor is permitted to construct on the Land. Grantor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

Section 5.5 Restrictive Covenants, Zoning, etc.

Without the prior written consent of Beneficiary, Grantor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Property. Grantor (a) will promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI
Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Deed of Trust:

Section 6.1 Payment Obligations.

Grantor or any other Borrower fails to pay (i) any of the Obligations within five (5) days when due (provided, however, there shall be no five (5) day grace period for amounts due at maturity or upon acceleration of the Loan), or (ii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document.

Section 6.2 Transfers.

Grantor Transfers, or contracts to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Accessories expressly permitted under this Deed of Trust). A Change in Control shall be deemed to be a prohibited Transfer of the Property constituting an Event of Default.

Section 6.3 Other Obligations.

Grantor fails to promptly perform or comply with any of the Obligations set forth in this Deed of Trust (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Grantor.

Section 6.4 Event of Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Credit Agreement, or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period).

Section 6.5 Change in Zoning or Public Restriction.

Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented that limits or defines the uses which may be made of the Property such that the present or intended use of the Property, as specified in the Loan Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Section 6.6 Default Under Leases.

Grantor fails duly to perform its obligations under any Material Lease (as such term is defined in the Credit Agreement), and such failure is not cured within the grace period, if any, provided in the Material Lease.

Section 6.7 Default Under Other Lien Documents.

A default occurs under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.

Section 6.8 Execution; Attachment.

Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Section 6.9 Default Under Ground Lease; Termination.

The occurrence of (a) a default or event of default (however defined or described) under the terms and conditions of any Ground Lease if such default is not cured after notice and within any grace period applicable thereto, or (b) any termination of the Ground Lease without Beneficiary’s consent.

Article VII
Rights and Remedies.

Upon the happening of any Event of Default, Beneficiary, or Trustee at the direction of Beneficiary, shall have the right, in addition to any other rights or remedies available to Beneficiary under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 7.1 Acceleration.

Beneficiary may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Grantor).

Section 7.2 Foreclosure; Power of Sale.

Trustee, if and as directed by Beneficiary, shall have all of the rights and may exercise all of the powers set forth in applicable Laws of the State, including those powers set forth in Sections 45-21.2 through 45-21.33 of the General Statutes of North Carolina or any successor provision of such Laws. Trustee may sell the Property in its entirety or in parcels, and by one or by several sales, as deemed appropriate by Trustee in its sole and absolute discretion. If Trustee chooses to have more than one foreclosure sale, Trustee may cause the foreclosure sales to be held simultaneously or successively, on the same day, or on such different days and at such different times as Trustee may elect. Trustee shall receive and apply the proceeds from the sale of the Property, or any portion thereof, in accordance with Section 45-21.31 of the General Statutes of North Carolina or any successor provision of such Law. Immediately upon the first delivery or publication of any advertisement or notice of sale, there shall become due and owing by Grantor all Expenses incident to any foreclosure proceedings under this Deed of Trust and a reasonable commission as commission to Trustee making sales under orders or decrees of the equity court having jurisdiction, and no Person shall be required to receive only the aggregate amount of the Obligations to the date of payment unless the same is accompanied by a tender of such commission.

Section 7.3 Remedies under the Credit Agreement.

Without limiting the other rights and remedies of Beneficiary set forth in this Deed of Trust, Beneficiary may exercise any and all rights and remedies of Beneficiary specified in the Credit Agreement, or at law or equity.

Section 7.4 Possession of Property Not Required.

Upon any sale of any item of the Property made pursuant to judicial proceedings for foreclosure (“Judicial Sale”), it will not be necessary for any public officer acting under execution or order of the court (a “Selling Official”) to have any of the Property present or constructively in his possession.

Section 7.5 Deeds of Trust of Conveyance and Transfer.

Upon the completion of every Judicial Sale, the Selling Official will execute and deliver to each purchaser a bill of sale or deed of conveyance, as appropriate, for the items of the Property that are sold. Grantor hereby grants every such Selling Official the power as the attorney-in-fact of Grantor to execute and deliver in Grantor’s name all deeds, bills of sale and conveyances necessary to convey and transfer to the purchaser all of Grantor’s rights, title and interest in the items of Property which are sold. Grantor hereby ratifies and confirms all that such attorneys-in-fact lawfully do pursuant to such power. Nevertheless, Grantor, if so requested by the Selling Official or by any purchaser, will ratify any such sale by executing and delivering to such Selling Official or to such purchaser, as applicable, such deeds, bills of sale or other Deeds of Trust of conveyance and transfer as may be specified in any such request.

Section 7.6 Recitals.

The recitals contained in any Deed of Trust of conveyance or transfer made by a Selling Official to any purchaser at any Judicial Sale will, to the extent permitted by law, conclusively establish the truth and accuracy of the matters stated therein, including the amount of the Obligations, the occurrence of a an Event of Default, and the advertisement and conduct of such Judicial Sale in the manner provided herein or under applicable law, and the qualification of the Selling Official. All prerequisites to such Judicial Sale will be presumed from such recitals to have been satisfied and performed.

Section 7.7 Divestiture of Title; Bar.

To the extent permitted by applicable law, every Judicial Sale, and every sale made as contemplated by this Deed of Trust, will operate to divest all rights, title, and interest of Grantor in and to the items of the Property that are sold, and will be a perpetual bar, both at law and in equity, against Grantor and Grantor’s heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else, claiming the item sold either from, through or under Grantor or Grantor’s heirs, executors, administrators, personal representatives, successors or assigns.

Section 7.8 Receipt of Purchase Money Sufficient Discharge.

A receipt from any person authorized to receive the purchase money paid at any Judicial Sale, or other sale contemplated by this Deed of Trust, will be sufficient discharge therefor to the purchaser. After paying such purchase money and receiving such receipt, neither such purchaser nor such purchaser’s heirs, executors, administrators, personal representatives, successors or assigns will have any responsibility or liability respecting the application of such purchase money or any loss, misapplication or non-application of any of such purchase money, or to inquire as to the authorization, necessity, expediency or regularity of any such sale.

Section 7.9 Purchase by Beneficiary.

In any Judicial Sale, or other public sale made as contemplated by this Deed of Trust, Beneficiary may bid for and purchase any of the Property being sold, and will be entitled, upon presentment of the relevant Loan Documents and documents evidencing the same, to apply the amount of the Obligations held by it against the purchase price for the items of the Property so purchased. The amount so applied will be credited against the Obligations in accordance with the terms of the Credit Agreement.

Section 7.10 Sale of Portion of Property.

The Lien created by this Deed of Trust, as it pertains to any Property that remains unsold, will not be affected by a Judicial Sale of less than all of the Property.

Section 7.11 Judicial Action.

Beneficiary shall have the right from time to time to sue Grantor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Deed of Trust, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.

Section 7.12 Collection of Rents.

Upon the occurrence of an Event of Default, the license granted to Grantor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Grantor. Beneficiary may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Beneficiary may, but shall not be obligated to, exercise and enforce any or all of Grantor’s rights under the Leases. Without limitation to the generality of the foregoing, Beneficiary may notify the tenants under the Leases that all Rents are to be paid to Beneficiary, and following such notice all Rents shall be paid directly to Beneficiary and not to Grantor or any other Person other than as directed by Beneficiary, it being understood that a demand by Beneficiary on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Beneficiary without the necessity of further consent by Grantor. Grantor hereby irrevocably authorizes and directs the tenants under the Lease to pay all Rents to Beneficiary instead of to Grantor, upon receipt of written notice from Beneficiary, without the necessity of any inquiry of Grantor and without the necessity of determining the existence or non-existence of an Event of Default. Grantor hereby appoints Beneficiary as Grantor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Grantor’s name or in Beneficiary’s name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Beneficiary; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Beneficiary may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Grantor shall pay, on demand, to Beneficiary, the amount of any deficiency between (i) the Rents received by Beneficiary, and (ii) all Expenses incurred together with interest thereon as provided in the Credit Agreement and the other Loan Documents.

Section 7.13 Receiver.

Upon, or at any time prior or after, the filing of any complaint to foreclose the lien of this Deed of Trust or instituting any other foreclosure of the liens and security interests provided for in this Deed of Trust or any other legal proceedings under this Deed of Trust, Beneficiary may, at Beneficiary’s sole option, make application to a court of competent jurisdiction for appointment of a receiver pursuant to applicable Law for all or any part of the Property, as a matter of strict right and without notice to Grantor, and Grantor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Beneficiary, but nothing herein is construed to deprive Beneficiary of any other right, remedy or privilege Beneficiary may now have under the law to have a receiver appointed; provided that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of all of the rents, issues, deposits and profits pursuant to other terms and provisions set forth in this Deed of Trust. Such appointment may be made either before or after sale, without notice; without regard to the solvency or insolvency, at the time of application for such receiver, of the person or persons, if any, liable for the payment of the Obligations; without regard to the value of the Property at such time and whether or not the same is then occupied as a homestead; without bond being required of the applicant; and Beneficiary hereunder or any employee or agent thereof may be appointed as such receiver. Such receiver shall have all powers and duties prescribed by applicable Law, including the power to take possession, control and care of the Property and to collect all rents, issues, deposits, profits and avails thereof during the pendency of such foreclosure suit and apply all funds received toward the Obligations, and in the event of a sale and a deficiency where Grantor has not waived its statutory rights of redemption, during the full statutory period of redemption, as well as during any further times when Grantor or its administrators, legal representatives, successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, issues, deposits, profits and avails, and shall have all other powers that may be necessary or useful in such cases for the protection, possession, control, management and operation of the Property during the whole of any such period. To the extent permitted by law, such receiver may extend or modify any then existing Leases and make new leases of the Property or any part thereof, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Loan, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Grantor and all persons whose interests in the Property are subject to the lien hereof, and upon the purchaser or purchasers at any such foreclosure sale, notwithstanding any redemption from sale, discharge of indebtedness, satisfaction of foreclosure decree or issuance of certificate of sale or deed to any purchaser.

Section 7.14 Taking Possession or Control of the Property.

As a matter of right without regard to the adequacy of the security, and to the extent permitted by Law without notice to Grantor, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Grantor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Beneficiary pursuant to Section 7.13. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Grantor shall surrender actual possession of), the Property or any part thereof, without notice to Grantor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Grantor and its agents and employees therefrom.

Section 7.15 Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.13, Beneficiary, Trustee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Grantor (the costs of completing such Improvements shall be Expenses secured by this Deed of Trust and shall accrue interest as provided in the Credit Agreement and the other Loan Documents). Beneficiary, Trustee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 7.16 Uniform Commercial Code.

Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Grantor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Deed of Trust at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for Beneficiary or Trustee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

Section 7.17 Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by Beneficiary from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Beneficiary may elect.

Section 7.18 Other Remedies.

Beneficiary shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Grantor provided under the Loan Documents or by applicable Laws.

Article VIII
[Reserved].
Article IX
Miscellaneous.

Section 9.1 Scope of Deed of Trust.

This Deed of Trust is a deed of trust and mortgage of both real and personal property, a security agreement, an assignment of rents and leases, a financing statement and fixture filing and a collateral assignment, and also covers proceeds and fixtures.

Section 9.2 Notice to Account Debtors.

In addition to the rights granted elsewhere in this Deed of Trust, Beneficiary may at any time notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Beneficiary directly.

Section 9.3 Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Beneficiary or Trustee as provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary or Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary or Trustee of any or all such other rights, powers or remedies.

Section 9.4 No Waiver by Beneficiary or Trustee.

No course of dealing or conduct by or among Beneficiary, Trustee or any Lender and Grantor shall be effective to amend, modify or change any provisions of this Deed of Trust or the other Loan Documents. No failure or delay by Beneficiary or Trustee to insist upon the strict performance of any term, covenant or agreement of this Deed of Trust or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary or Trustee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, neither Beneficiary nor Trustee shall be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Borrower nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary to comply with any request of Grantor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary, or (c) Beneficiary’s extending the time of payment or modifying the terms of this Deed of Trust or any of the other Loan Documents without first having obtained the consent of Grantor, Borrower or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Deed of Trust or any of the other Loan Documents without in any way impairing or affecting the Lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Deed of Trust. Beneficiary may resort to the security or collateral described in this Deed of Trust or any of the other Loan Documents in such order and manner as Beneficiary may elect in its sole discretion.

Section 9.5 Waivers and Agreements Regarding Remedies.

To the full extent Grantor may do so, Grantor hereby:

(a) to the full extent permitted by law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption, and to the full extent permitted by law, waives the benefits of all present and future valuation, appraisement, homestead, exemption, stay, extension or redemption, right to notice of election to accelerate the Obligations, and moratorium laws under any state or federal law;

(b) waives all rights to a marshaling of the assets of Grantor or Borrower, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c) waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action;

(d) waives and relinquishes any and all rights and remedies which Grantor or any Borrower may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties; and

(e) waives any and all rights under Sections 26-7 through 26-9 of the North Carolina General Statutes.

Section 9.6 Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the Land and shall apply to and bind the representatives, successors and assigns of Grantor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary, on behalf of Lenders, and their respective successors and assigns, and to the successors in trust of Trustee.

Section 9.7 No Warranty by Beneficiary or Trustee.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Grantor or to be given to Beneficiary or Trustee pursuant to this Deed of Trust or any of the other Loan Documents, Beneficiary and Trustee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary or Trustee.

Section 9.8 Amendments.

This Deed of Trust may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 9.9 Severability.

In the event any one or more of the provisions of this Deed of Trust or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Deed of Trust or any of the other Loan Documents, then and in either of those events, at the option of Beneficiary, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 9.10 Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Deed of Trust or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 9.11 Joint and Several Liability.

If Grantor consists of two (2) or more Persons, the term “Grantor” shall also refer to all Persons signing this Deed of Trust as Grantor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Beneficiary may release, compromise, modify or settle with any of Grantor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Grantor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Grantor or any Borrower.

Section 9.12 Rules of Construction.

The words “hereof”, “herein”, “hereunder”, “hereto” and other words of similar import refer to this Deed of Trust in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants”. The words “include” and “including” shall be interpreted as if followed by the words “without limitation”. The headings of this Deed of Trust are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Deed of Trust unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Deed of Trust shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 9.13 Governing Law; Litigation.

THIS DEED OF TRUST SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW PRINCIPLES), EXCEPT WITH RESPECT TO THE ENFORCEMENT HEREOF AGAINST THE PROPERTY IN THE STATE OF NORTH CAROLINA, WHICH ENFORCEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT GIVING EFFECT TO NORTH CAROLINA CHOICE OF LAW PRINCIPLES). TO THE EXTENT THAT THIS DEED OF TRUST MAY OPERATE AS A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE OF NORTH CAROLINA, BENEFICIARY SHALL HAVE ALL RIGHTS AND REMEDIES CONFERRED THEREIN FOR THE BENEFIT OF A SECURED PARTY, AS SUCH TERM IS DEFINED THEREIN, THE ENFORCEMENT OF WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT GIVING EFFECT TO NORTH CAROLINA CHOICE OF LAW PRINCIPLES).

TO THE MAXIMUM EXTENT PERMITTED BY LAW, GRANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS DEED OF TRUST SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURT LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS OR, AT THE SOLE OPTION OF BENEFICIARY, IN ANY OTHER COURT IN WHICH BENEFICIARY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, EXCEPT THAT ANY ACTION TO FORECLOSE THIS DEED OF TRUST, TO OBTAIN POSSESSION OF THE PROPERTY, TO HAVE A RECEIVER APPOINTED FOR THE PROPERTY OR TO ENFORCE ANY OTHER REMEDY HEREIN AFFECTING THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, SHALL BE BROUGHT ONLY IN THE COUNTY OF JACKSON, STATE OF NORTH CAROLINA. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GRANTOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS UPON GRANTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO GRANTOR AT THE ADDRESS STATED IN THIS DEED OF TRUST AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

Section 9.14 Use of Proceeds.

Grantor represents and warrants to Beneficiary (a) that the proceeds of the Note secured by this Deed of Trust will be used for the purposes specified in the Loan Documents, and that the Obligations constitute a business loan, and (b) that the Loan evidenced by the Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. §1601 et seq.

Section 9.15 Cross-Default/Cross-Collateralization.

This Deed of Trust shall be cross-defaulted and cross-collateralized with all “Mortgages” (as such term is defined in the Credit Agreement) delivered during the term of the Loan, whether existing as of the date of this Deed of Trust or subsequently made. A default not cured within any applicable grace or cure period under any of the other Mortgage shall constitute an Event of Default under this Deed of Trust. An Event of Default under this Deed of Trust shall constitute an Event of Default under all of the other Mortgages. To the extent not prohibited by applicable law, if Beneficiary, at its option, avails itself of this cross-collateralization/cross-default provision, Beneficiary shall have the option to pursue its remedies in any combinations and against any or all of Beneficiary’s security for the Loan, whether successively, concurrently or otherwise. Grantor acknowledges that Beneficiary is unwilling to make the Loan unless Grantor agrees that this Deed of Trust and the other Mortgages are cross-collateralized and cross-defaulted and therefore, since it is in the best interest of Grantor that Beneficiary make the Loan, Grantor has agreed to cross-collateralize and cross-default this Deed of Trust and the other Mortgages as set forth hereinabove.

Section 9.16 Other Amounts Secured; Maximum Indebtedness.

Grantor acknowledges and agrees that this Deed of Trust secures the entire principal amount of the Note and interest accrued thereon, regardless of whether any or all of the Loan proceeds are disbursed on or after the date hereof, and regardless of whether the outstanding principal is repaid in whole or part or are future advances made at a later date, any and all litigation and other expenses and any other amounts as provided herein or in any of the other Loan Documents, including, without limitation, the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or paid or incurred by Beneficiary in connection with the Loan, all in accordance with the Loan commitment issued in connection with this transaction and the Loan Documents. Under no circumstances, however, shall the total indebtedness secured hereby exceed Twenty Five Million and No/100 Dollars ($25,000,000.00). It is agreed that any future advances made by Beneficiary for the benefit of Grantor from time to time under this Deed of Trust or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Beneficiary, made at any time from and after the date of this Deed of Trust, and all interest accruing thereon, shall be equally secured by this Deed of Trust and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Deed of Trust. This Deed of Trust shall be valid and have priority to the extent of the full amount of the indebtedness secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

Section 9.17 Adjustable Deed of Trust Loan Provision.

The Note which this Deed of Trust secures is an adjustable note on which the interest rate may be adjusted from time to time in accordance with the terms and provisions set forth in the Credit Agreement.

Section 9.18	Intentionally omitted.

Section 9.19	Deed in Trust.

If title to the Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein against the creation of any lien on the Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.

Section 9.20 Collateral Protection.

Unless Grantor provides Beneficiary with evidence of the insurance required by this Deed of Trust or any other Loan Document, Beneficiary may purchase insurance at Grantor’s expense to protect Beneficiary’s interest in the Property or any other collateral for the Obligations. This insurance may, but need not, protect Grantor’s interests. The coverage Beneficiary purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the Property or any other collateral for the Obligations. Grantor may later cancel any insurance purchased by Beneficiary, but only after providing Beneficiary with evidence that Grantor has obtained insurance as required under this Deed of Trust or any other Loan Document. If Beneficiary purchases insurance for the Property or any other collateral for the Obligations, Grantor shall be responsible for the costs of that insurance, including interest in any other charges that Beneficiary may lawfully impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Grantor may be able to obtain on its own.

Section 9.21 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.22 Rights of Tenants.

Beneficiary shall have the right and option to commence a civil action to foreclose this Deed of Trust and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Property having an interest in the Property prior to that of Beneficiary. The failure to join any such tenant or tenants of the Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Grantor as a defense in any civil action instituted to collect the Obligations, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Property, any statue or rule of law at any time existing to the contrary notwithstanding.

Section 9.23 Substitution of Trustee; Multiple Trustees.

Beneficiary shall have, and is hereby granted with warranty of further assurances, the irrevocable power to appoint a new or replacement or substitute Trustee. Such power may be exercised at any time without notice, without cause and without specifying any reason therefor, by filing for record in the office where this Deed of Trust is recorded a Substitution of Trustee. The power of appointment of a successor Trustee may be exercised as often as and whenever Beneficiary may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof. Upon the recordation of such Deed or Substitution of Trustee, the Trustee so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of its predecessor in the trust hereunder with like effect as if originally named as Trustee hereunder. Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean each Person appointed as Trustee for the time being, whether original or successor in trust. All title, estate, rights, powers, trusts and duties granted to Trustee shall be in each Person appointed as Trustee so that any action hereunder by any Person appointed as Trustee shall for all purposes be deemed to be, and as effective as, the action of all Trustees.

Section 9.24 Indemnification of Trustee.

Grantor agrees to indemnify Trustee and to hold Trustee harmless from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including but not limited to any Claim arising out of or resulting from any assertion or allegation that Trustee is liable for any act or omission of Grantor or any other Person in connection with the ownership, development, financing, operation or sale of the Property; provided, however, that Grantor shall not be obligated to indemnify Trustee with respect to any Claim arising solely from the gross negligence or willful misconduct of Trustee. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed in lieu thereof and any other action by Trustee to enforce the rights and remedies of Beneficiary or Trustee hereunder or under the other Loan Documents.

Section 9.25 Entire Agreement.

The Loan Documents constitute the entire understanding and agreement among Grantor, Beneficiary and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Grantor, Beneficiary and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Beneficiary and Lenders to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed as of the day and year first written above.

G&E HC REIT II SYLVA MOB, LLC,

a Delaware limited liability company

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its general partner

By: /s/ Danny Prosky
Name: Danny Prosky
Title: President and Chief Operating Officer

Orange County, State of California

I certify that the following person personally appeared before me this day, and each acknowledging to me that he signed the foregoing document: Danny Prosky.

Date: November 12, 2010

/s/ P.C. Han
P.C. Han
Notary Public

My commission expires: June 25, 2011